Exhibit 10.1

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT, dated as of April 10, 2020, is made between KURA SUSHI USA INC., a Delaware corporation (“Borrower”) and KURA SUSHI INC., a Japanese corporation (“Lender”).

R E C I T A L S

A.

To help finance its working capital requirements, Borrower has requested Lender to make available to Borrower an unsecured revolving credit facility not to exceed Twenty Million United States Dollars (US$20,000,000.00), consisting of cash Advances.

B.	Lender is willing to extend to Borrower the requested credit facility, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, based upon the foregoing premises, and in consideration of the mutual covenants hereinafter set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITIONS

1.1Defined Terms.  As used in this Agreement, capitalized terms, unless defined elsewhere, have the following terms:

“Advance” has the meaning set forth in Section 2.1.

“Agreement” shall mean this Revolving Credit Agreement, as it may be amended, modified, supplemented, renewed, or replaced from time to time.

“Banking Day” means any day except a Saturday, Sunday or other day on which commercial banks in Irvine, California are authorized to close.

“Credit Line Commitment” means Twenty Million United States Dollars (US$20,000,000.00) as such amount may be reduced from time to time pursuant to this Agreement, or Lender’s commitment hereunder to extend credit in such amount, as the context may require.

“Credit Line Outstanding” means as of any date the sum of the aggregate principal amount of all outstanding Advances.

“Disbursement Date” is as defined in the Note.

“Dollars” or “$” means the lawful currency of the United States of America.

“Event of Default” is as defined in Section 8.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Interest Rate” is as defined in the Note.

“Loan” means the aggregate amount at any one time of the Credit Line Outstanding.

“Loan Documents” means this Agreement, the Note, and all other instruments, certificates, and documents executed and delivered by Borrower or any other required person to Lender in connection herewith, as they may be amended, modified, supplemented, renewed, or replaced from time to time.

“Note” means that certain revolving credit promissory note made by Borrower in favor of Lender with respect to the Loan in the form attached hereto as Exhibit “A”, as it may be amended, modified, supplemented, renewed, or replaced from time to time.

“Person” means a corporation, association, partnership, limited liability company, trust, organization, business, individual or government or governmental agency or political subdivision thereof.

1.2Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to herein, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

2.THE CREDIT FACILITY

2.1Credit Line.  Subject to the terms and conditions of this Agreement, Lender agrees to make cash Advances (individually an “Advance” and collectively the “Advances”) to Borrower from the date hereof until March 31, 2024.  The aggregate principal amount of all outstanding Advances shall not exceed at any one time the Credit Line Commitment.

2.2Loan Fee.  Borrower shall pay an annual fee of $20,000 to Lender in connection with the origination and maintenance of this Agreement. The first annual fee shall be payable upon the execution of this Agreement. Thereafter, Borrower shall pay the annual fee of $20,000 to Lender on April 1 of each year, through April 1, 2023.

2.3Method of Disbursement of Advances.  Each Advance shall be made on a Banking Day as specified by Borrower to Lender in writing by letter from Borrower to Lender signed by an authorized officer of Borrower and delivered to Lender at least seven (7) Banking Days’ prior written notice to the proposed date of borrowing.  Each written notice shall specify the proposed date and amount of the Advance.

2.4Note.  The revolving credit facility shall be evidenced by the Note.  The loan records maintained by Lender shall at all times be conclusive evidence as to the amount of any Advance, the date of disbursement thereof, the date for payment thereof, the interest rate applicable thereto, and the outstanding amount thereof at such time, absent manifest error.

2.5Maturity.  Borrower shall repay each cash Advance not later than the date which is twelve (12) months after the date of the initial disbursement thereof, unless Lender and Borrower agree on the extension of the maturity thereof for an additional period of twelve (12) months.

2.6Interest.

(a)Borrower agrees to pay interest on the Loan at the then prevailing Interest Rate. Borrower and Lender agree that the Interest Rate may be subject to adjustment by mutual agreement if the maturity of an Advance is renewed or extended.

(b)If Borrower fails to repay all or any amount (other than principal and interest, which shall be governed by the provisions of the Note) when due, whether on demand, at stated maturity, by acceleration or otherwise, hereunder or under the other Loan Documents, then Borrower shall, to the fullest extent permitted by law, pay interest on such overdue and unpaid amount to the date of payment in full at the rate per annum equal to three percent (3%) above the Prime Rate (as defined in the Note).  Interest on overdue amounts shall be payable on demand and shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

2.7Method of Payment.  All amounts payable by Borrower hereunder with respect to the Loan shall be paid in same day funds not later than 10:00 A.M. local California time on the day when due to Lender at Osaka, Japan or to such other place as Lender may by notice specify.  All payments made to Lender will be applied in such order and against such amounts as Lender may deem appropriate.  All sums to be advanced by Lender to Borrower shall be advanced in same day funds on the day in question to such account of Borrower in the United States as Borrower may by notice specify.

Borrower authorizes Lender to set-off amounts in the name of Borrower in whatever currency on deposit or account with Lender, whether or not matured, in reduction of amounts due and payable hereunder, or under the other Loan Documents, whether contingent or unliquidated, and to deduct from any payment hereunder any amount so due and payable.

If any payment falls due on a day which is not a Banking Day, the payment shall be made on the next succeeding Banking Day.  Interest shall continue to accrue during any such extension of time.

3.EXPENSES, TAXES AND ILLEGALITY

3.1Expenses.  Borrower shall reimburse Lender on demand for all expenses (including but not limited to actual fees and expenses of counsel) incurred by Lender from time to time in connection with the preparation, negotiation, execution, administration, modification and enforcement of this Agreement and the other Loan Documents.

3.2Taxes.  Borrower shall pay all sums payable hereunder and under the other Loan Documents in full, free and clear of any deductions or withholdings for taxes or otherwise.  If Borrower is prohibited by law from paying such sums free and clear of deductions or withholdings, then the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.  Borrower shall also pay directly, or reimburse Lender on demand for, all taxes and charges (including stamp duties) relating to this transaction or the execution, delivery, performance, and enforcement of this Agreement, and the other Loan Documents and to payments hereunder and thereunder (except income taxes on the overall net income of Lender imposed by the jurisdiction of its incorporation or lending office), and all taxes on such payments and reimbursements.  If Borrower pays any taxes contemplated above, Borrower shall forward to Lender within 30 days of payment official receipts therefor.

3.3Illegality.  Should it become unlawful for Lender to make or maintain the Loan or otherwise to extend credit hereunder, the obligation of Lender to extend credit hereunder shall forthwith terminate, and Borrower shall on demand forthwith prepay the principal amount of the Loan then outstanding, together with interest and fees accrued to the date of payment and all other sums due under this Agreement and the other Loan Documents, including but not limited to sums due under Sections 3.1 and 3.2.

4.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of this date:

4.1Incorporation, Good Standing and Due Qualification.  Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

4.2Corporate Power and Authority.  The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation’s charter or bylaws, (3) violate any provision of any law, rule, regulation (including without limitation Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

4.3Legally Enforceable Agreement.  This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

4.4Financial Statements.  All balance sheets of Borrower and the related statements of income and retained earnings of Borrower, and the accompanying footnotes, together with the opinions thereon, if any, copies of which have been furnished to Lender, are complete and correct in all material respects and fairly present the financial condition of Borrower as at the dates set forth therein and the results of the operations of Borrower for the periods covered by such statements, all in accordance with GAAP and, since the most recent financial information provided to Lender, there has been no material adverse change in the condition (financial or otherwise), business or operations of Borrower.  There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business.  No information, exhibit, or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

4.5Labor Disputes and Acts of God.  Neither the business nor the property of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of Borrower.  Borrower hereby discloses to Lender that the COVID-19 pandemic has had a material impact on its business.

4.6Other Agreements.  Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party.  Borrower is not in default in any respect in the performance, observance, or fulfillment or any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

4.7Litigation.  There is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligation under the Loan Documents to which it is a party.

4.8Event of Default.  There exists no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

5.AFFIRMATIVE COVENANTS

So long as the Note shall remain unpaid or Lender shall have any Credit Line Outstanding under this Agreement, Borrower will:

5.1Maintenance of Existence.  Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

5.2Maintenance of Records.  Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Borrower.

5.3Maintenance of Properties.  Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

5.4Conduct of Business.  Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

5.5Maintenance of Insurance.  Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

5.6Compliance with Laws.  Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include without limitation paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

5.7Right of Inspection.  At any reasonable time and from time to time, permit Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of Borrower and to discuss the affairs, finances, and accounts of Borrower with any of their respective officers and directors and Borrower’s independent accountants.

5.8Reporting Requirements.  Furnish to Lender:

(a)Annual Financial Statements.  As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, balance sheets of Borrower as of the end of such fiscal year and statements of income and retained earnings of Borrower for such fiscal year; and statements of changes in financial position of Borrower for such fiscal year; all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of Borrower (subject to year-end adjustments);

(b)Notice of Litigation.  Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower, which, if determined adversely to Borrower, could have a material adverse effect on the financial condition, properties, or operations of Borrower.

(c)Notice of Events of Default.  As soon as possible and in any event within five (5) calendar days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

(d)General Information.  Such other information respecting the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request; including but not limited to copies of Borrower’s federal income tax returns.

5.9Use of Proceeds.  Use the proceeds of the Loan for working capital purposes.

6.NEGATIVE COVENANTS

So long as the Note shall remain unpaid or Lender shall have any Credit Line Outstanding under this Agreement, Borrower will not:

6.1Mergers, Etc.  Wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person.

6.2Sale of Assets.  Sell substantially all of its now owned or hereafter acquired assets.

7.CONDITIONS PRECEDENT

7.1Conditions Precedent to Loan.  The obligation of Lender to make the initial disbursement of the Loan is subject to the conditions precedent that Lender shall have received on or before the day of such disbursement of the Loan each of the following (unless waived by Lender), in form and substance satisfactory to Lender and its counsel.

(a)Agreement.  This Agreement duly executed by Borrower;

(b)Note.  The Note duly executed by Borrower;

(c)Evidence of All Corporate Action by Borrower.  Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

(d)Incumbency and Signature Certificate of Borrower.  A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement;

(e)Corporate Status.  All documents Lender may reasonably request relating to the existence and good standing of Borrower, the corporate authority for and the validity of this Agreement and all other Loan Documents, and any other matters relevant hereto (including without limitation certified resolutions and incumbency certificates), all in form and substance satisfactory to Lender;

(f)Loan Fee. Lender shall have received payment of all annual fees due from Borrower as required by Section 2.2 herein; and

(g)Additional Documents/Fees.  Such other approvals, opinions or documents as Lender may reasonably request.

7.2Conditions Precedent to All Loans.  The obligation of Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

(a)The following statements shall be true and Lender shall have received a certificate signed by a duly authorized officer of Borrower (or, failing that, a request for Advance shall be deemed such certification) dated the date of such Advance, stating that:

(i)The representations and warranties contained in this Agreement are correct on and as of the date of such Loan as though made on and as of such date, and

(ii)No Event of Default has occurred and is continuing, or would result from such Loan; and

(b)Lender shall have received such other approvals, opinions, or documents as Lender may reasonably request.

8.EVENTS OF DEFAULT

8.1Events of Default.  If any of the following events shall occur:

(a)Borrower should fail to pay the principal of, or interest on, the Note, or any amount of a commitment or other fee, as and when due and payable;

(b)Any representation or warranty made or deemed by Borrower in this Agreement or any Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

(c)Borrower shall fail to perform or observe any term, covenant, or agreement contained in Sections 5 or 6 hereof or in any Loan Document to which it is a party, shall fail to perform any covenant in any personal guaranty;

(d)Borrower (a) fails to pay any indebtedness for borrowed money (other than the Note) of Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fails to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(e)Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

then, and in any such event, Lender may, by notice to Borrower, (1) declare its obligation to extend credit hereunder to be terminated, whereupon the same shall forthwith terminate, and (2) declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower (such termination and acceleration to be automatic, however, on the occurrence of an Event of Default described in Section 8.1(e) above).

Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured.  Lender agrees promptly to notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.  The rights of Lender under this Section 8 are in addition to other rights and remedies (including without limitation other rights of set off) which Lender may have.

9.MISCELLANEOUS

9.1Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous expressions of intent or understanding with respect to this transaction including but not limited to any existing loan agreements between Lender and Borrower.  This Agreement may be amended but only by an instrument in writing signed by Lender and Borrower.

9.2Waiver.  No failure or delay by Lender to exercise any right, power or privilege under this Agreement, the Note or any other document contemplated by the terms of this Agreement will operate as a waiver thereof, nor will any single or partial exercise of such right, power, or privilege preclude any further exercise thereof or of any other right, power or privilege.

9.3Assignment.  This Agreement shall be binding upon and be enforceable by Borrower and Lender and their respective successors and assigns.  Lender may assign or transfer any or all of its rights hereunder.  Borrower shall have no right to assign or transfer its rights or obligations.

9.4GOVERNING LAW AND ADJUDICATION.  THIS AGREEMENT AND ALL LOAN DOCUMENTS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS PROPERTY ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE INSTITUTED IN ANY CALIFORNIA STATE OR UNITED STATES FEDERAL COURT LOCATED IN ORANGE COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS IN ANY SUCH LEGAL ACTION OR PROCEEDING.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS REFERRED TO BELOW FOR THE GIVING OF NOTICES.  THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION.

9.5Notices.  Except as otherwise provided in this Agreement, all notices, requests, certifications, statements, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person (“Notices”) shall be in writing and shall be delivered either personally, or by nationally recognized overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile.  Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provisions of this Section, Notices shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as specified next to such party’s signature below. Notices delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified mail after having been sent in accordance with the provisions of this Section shall be deemed to be delivered to the intended recipient on the date that such Notice is received by the intended recipient.

9.6USA Patriot Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

9.7Severability.  If one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

9.8Completion of Loan Documents by Lender.  If provisions of the Loan Documents contain blanks (including without limitation the Disbursement Date and corresponding dates in the Note), Borrower hereby authorizes Lender to complete such blanks with the true and correct information and such provisions, after such completion by Lender, shall have full force and effect as if they were completed at the time Borrower executes such Loan Documents.

9.9Further Assurances.  Borrower shall from time to time, upon the request of Lender, execute and deliver to Lender such further documents and instruments and do such other acts and things as Lender may request in order to effectuate fully the purpose and intent of this Agreement.

[signature page follows]

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.

Borrower:

KURA SUSHI USA INC.,

a Delaware corporation

By: /s/ Hajime Uba

Name: Hajime Uba

Title: President and CEO

Address:

17932 Sky Park Circle, Suite H

Irvine, California 92614

Lender:

KURA SUSHI INC.,

a Japanese corporation

By: /s/ Hiroyuki Hisamune

Name: Hiroyuki Hisamune

Title: Managing Director

Address:

1-2-2 Fukasaka naka-ku, Sakai, Osaka

Japan 599-8253

EXHIBIT “A”

FORM OF REVOLVING CREDIT PROMISSORY NOTE

REVOLVING CREDIT NOTE

U.S.$20,000,000.00

1.PROMISE TO PAY/PLACE OF PAYMENT.  FOR VALUE RECEIVED, the undersigned KURA SUSHI USA INC., a Delaware corporation, (“Borrower”), promises to pay KURA SUSHI INC., a Japanese corporation (“Lender”), the principal sum of Twenty Million United States Dollars (U.S.$20,000,000.00), or such lesser sum as may be loaned to Borrower pursuant to the Loan Agreement (as defined below), together with interest on the principal balance, from time to time remaining unpaid, from the Disbursement Date until paid, at the Interest Rate set forth in this Note.

2.RECORD OF ADVANCES AND CREDIT.  Borrower hereby authorizes Lender to enter in its books and records all loans (“Advances”) made to Borrower and all payments of principal amounts in respect of such loans, which entries shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all loans made to Borrower; provided, however that the failure to make such entries with respect to any loan or payment shall not limit or otherwise affect the obligations of Borrower under the Loan Agreement or this Note.

3.DEFINITIONS.  Capitalized terms in this Note that are not defined when first used have the meanings set forth below or, if not defined below, as defined in the Loan Agreement:

3.1Disbursement Date.  The Disbursement Date is the date on which Lender first disburses an Advance to or for the account of Borrower.

3.2Interest Rate.  The Interest Rate shall be _____________ (___%) per annum.

3.3Loan Agreement.  The Loan Agreement is that certain revolving credit agreement of even date herewith, between Lender and Borrower, as the same may be amended from time to time.

3.4Prime Rate.  Prime Rate shall mean the rate of interest which Bank of America, N.A. (“BOA”) announces and publishes from its principal office in San Francisco as its “prime rate”.  The Prime Rate is not intended to be the lowest rate of interest charged by BOA to its borrowers.  Each change in the Interest Rate shall become effective on the effective date of each change in Prime Rate, as announced by BOA.  If more than one category of “prime rate” publicly announced by BOA is in effect during any calendar month, the Prime Rate shall be the highest “prime rate” in effect.  If

BOA shall not publicly announce its “prime rate”, then the Prime Rate shall be the highest reference, base or prime rate in effect as announced by the largest bank (in terms of capital and surplus) having its principal office in Los Angeles, California, which bank publicly announces such a rate.

4.PAYMENT OF PRINCIPAL AND INTEREST.  Principal and interest shall be payable in accordance with the following provisions:

4.1Payments of Interest.  Borrower shall pay to Lender interest on the unpaid principal balance of this Note, on demand, at the then prevailing Interest Rate.  Borrower and Lender agree that the Interest Rate on an Advance may be subject to adjustment by mutual agreement if the maturity of an Advance is renewed or extended.

4.2Application of Payments.  Notwithstanding any provision to the contrary, payments of principal and interest received shall be applied first to any late payment fees, then to accrued interest, and lastly to principal.

4.3Payments of Principal.  Borrower shall repay each cash Advance not later than the date which is twelve (12) months after the date of the initial disbursement thereof, unless Lender and Borrower agree on the extension of the maturity thereof for an additional period of twelve (12) months.

5.CALCULATION OF INTEREST.  Interest payable with respect to any monthly payment shall be calculated according to the actual number of days in such period as a fraction of a 360‑day year.

6.PREPAYMENTS WITH NO PENALTY.  Borrower may at any time prepay the principal amount outstanding under this Note in whole or in part together with accrued interest to the date of such prepayment on the amount prepaid.  Amounts prepaid hereunder may be re-borrowed.

7.ACCELERATION ON DEFAULT.  If any part of the principal or interest under this Note is not paid when due, or if an Event of Default under the Loan Agreement or any other instrument securing or executed in connection with this Note or the Loan Agreement is not cured by a date specified in a notice to Borrower, the entire principal amount outstanding and the accrued interest shall at once become due and payable at the option of Lender.  Lender may exercise this option to accelerate during any Event of Default by Borrower regardless of any prior forbearance.  Any failure of Lender to make such election following an Event of Default shall not constitute a waiver of Lender’s right to make the election in the event of any subsequent Event of Default.

8.LATE PAYMENT CHARGE.  If any payment of principal or interest under this Note is not paid within five (5) calendar days of when due, a late charge of Two Hundred Dollars (US$200.00) may be charged by Lender for the purpose of defraying the expenses incident to handling such delinquent payments.  Such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  The parties further agree that proof of actual damages would be costly or inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or from exercising any of the other rights and remedies of Lender.

9.INTEREST ON LATE PAYMENTS.  Notwithstanding any provision in this Note to the contrary, any principal, accrued interest, late payment charges, and other amounts which are payable under this Note, the Loan Agreement or any other instrument, agreement, or document executed by Borrower in connection with the loan evidenced by this Note and which are not paid within five (5) calendar days of when due, shall thereafter bear interest, compounded monthly, at the rate which is the sum of three percent (3%) per annum plus the Prime Rate then in effect, not to exceed the maximum rate of interest allowed by law.

10.ATTORNEYS’ FEES.  Borrower agrees to pay the following costs, expenses, and attorneys’ fees paid or incurred by Lender, or adjudged by a court:  (1) Actual costs of collection, costs and expenses, and attorneys’ fees paid or incurred in connection with the collection, enforcement, modification, or administration of this Note or any Loan Document, whether or not suit is filed; and (2) costs of suit and such sum as the court may adjudge as attorneys’ fees in any action to enforce payment of this Note or any part of it.  In addition to the foregoing award of attorneys’ fees, Lender shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to enforce any judgment in connection with this Note or any Loan Document.  This provision is separate and several and shall survive the merger of this provision into any judgment.

11.WAIVER OF PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST.  Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors, and endorsers of this Note.

12.FORBEARANCE NOT A WAIVER.  No delay or omission on the part of Lender in exercising any rights under this Note or under the Loan Agreement or any other security agreement given to secure this Note, on default by Borrower, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default.  Borrower, any sureties, guarantors, and endorsers of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to Lender.  Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant such party any extensions of time for payments of any of the indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any such party.

13.LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE.  In the event of the loss, theft or destruction of this Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon Lender’s surrender to Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

14.NOTICES.  Any notice, request, demand, statement, authorization, approval, or consent required or permitted under this Note shall be in writing and shall be made in accordance with Section 9.5 of the Loan Agreement.

15.GOVERNING LAW.  THIS NOTE SHALL BE CONSTRUED AND ENFORCEABLE ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA.  VENUE FOR PURPOSES OF THIS NOTE WILL BE IN ANY COURT SERVICING ORANGE COUNTY AND BORROWER AGREES TO BE SUBJECT TO THE PERSONAL JURISDICTION OF THE STATE OF CALIFORNIA, INCLUDING ANY STATE OR FEDERAL COURT SITTING THEREIN AND ALL COURT RULES THEREOF.

16.WAIVER OF STATUTE OF LIMITATIONS.  The pleading of any statute of limitations as a defense to the obligations evidenced by this Note is waived to the fullest extent permissible by law.

17.TIME IS OF THE ESSENCE.  Time is of the essence for each and every obligation under this Note.

18.ASSIGNMENT.  Lender shall have the right to sell, assign, or otherwise transfer, either in part or in its entirety, this Note, and any other instrument evidencing or securing the indebtedness of this Note without Borrower’s consent.  Borrower may not assign or otherwise transfer this Note without Lender’s prior written consent.

19.SUCCESSORS AND ASSIGNS.  This Note and all of the covenants, promises, and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors, and assigns of Lender and Borrower.

IN WITNESS WHEREOF, Borrower has executed this Note as of ___________ 2020.

KURA SUSHI USA INC.,

a Delaware corporation

By:______________________________

Name: __________________

Title: ___________________

Address:

17932 Sky Park Circle, Suite H

Irvine, California 92614

Facsimile:  (949)